Exhibit 99.2

HEALTH DISCOVERY CORPORATION, Plaintiff - v - INTEL CORPORATION, De f e n dant † † † † † † † † † 6:20 - cv - 00666 - ADA CLAIM CONSTRUCTION ORDER The Court held a Markman hearing on June 3, 2021. During that hearing, the Court provided its final constructions. The Court now enters those claim constructions. SIGNED this 3rd day of June, 2021. ALAN D ALBRIGHT UNITED STATES DISTRICT JUDGE Case 6:20 - cv - 00666 - ADA Document 51 Filed 06/03/21 Page 1 of 5 Exhibit 99.2 IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF TEXAS WACO DIVISION

Term Plaintiff’s Proposed Construction Defendants’ Proposed Construction Court’s Final Construction “Data” Plain and Ordinary Meaning “biological data” Plain - and - ordinary meaning. • ’188 patent (claims 1, 8, 11, 13, 18, 19) • ’959 patent (claims 1, 10, 12, 16) • ’483 patent (claim 18) • ’685 patent (claims 1 - 4, 7 - 8, 12 - 15, 18) Proposed by Intel “the kernel data” Plain and Ordinary Meaning “components of the kernel Plain - and - ordinary meaning • ’685 patent (claims 1, 3 - 4, 7, 12, 14 - 15) Alternatively, if the Court determines a construction is matrix that are updated during training of a support vector machine” wherein the plain - and - ordinary meaning means “components of the kernel matrix” needed, “components of the Proposed by Intel kernel matrix” Case 6:20 - cv - 00666 - ADA Document 51 Filed 06/03/21 Page 2 of 5

“Repeating” terms • ’188 patent (claims 1, 13, 19) • ’959 patent (claims 1, 12, 16) • ’483 patent (claims 1, 6 - 7, 13, 18, 22, 32) • ’685 patent (claims 1, 7, 12, 18) Proposed by Intel Plain and Ordinary Meaning ’188 patent: “performing recursive feature elimination by repeating steps (a) through (d) for a plurality of iterations” ’959 patent: “performing recursive feature elimination by repeating steps (c) through (e) for a plurality of iterations” ’483 patent: • Claims 1/22: “performing recursive feature elimination by repeating steps (c) through (d) for the reduced set of features for a plurality of iterations” • Claim 7: “performing recursive feature elimination by repeating the steps of eliminating at least one feature, generating an updated kernel matrix and determining an updated value” • Claims 13/32: “performing recursive feature elimination by repeating steps (c) through (e)” • Claim 18: “performing recursive feature Plain - and - ordinary meaning. Case 6:20 - cv - 00666 - ADA Document 51 Filed 06/03/21 Page 3 of 5

elimination by repeating steps eliminating, calculating an updated kernel matrix and determining an updated value for a plurality of iterations” ’685 patent: • Claims 1/12: “performing recursive feature elimination by repeating of eliminating the at least one feature from the group and updating the value for each feature of the group” • Claim 7: “performs recursive feature elimination by repeating of eliminating the at least one feature from the group and updating the value for each feature of the group” • Claim 18: “performing recursive feature elimination by repeating steps eliminating, calculating an updated kernel matrix and determining an updated value for a plurality of iterations” Case 6:20 - cv - 00666 - ADA Document 51 Filed 06/03/21 Page 4 of 5

Case 6:20 - cv - 00666 - ADA Document 51 Filed 06/03/21 Page 5 of 5